Exhibit 5.1

March 15, 2017

Board of Directors

Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to Tellurian Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a prospectus supplement dated March 15, 2017 (the “Prospectus Supplement”), which supplements the Company’s Registration Statement (the “Registration Statement”) on Form S-3ASR (Registration No. 333-216011) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the Prospectus dated February 10, 2017 included therein (together with the Prospectus Supplement, the “Prospectus”), relating to the offer and sale of up to $200,000,000 of shares of the Company’s common stock, par value $0.01 per share (the “Shares”).

The Shares are to be issued pursuant to the Prospectus and a Distribution Agency Agreement, dated as of March 15, 2017, between the Company and Credit Suisse Securities (USA) LLC (the “Distribution Agreement”).

In rendering the opinions set forth below, we have reviewed the Registration Statement, the Prospectus and the Distribution Agreement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we deemed relevant and necessary in respect of the authorization and issuance of the Shares, and such other matters as we deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authority of each person signing in a representative capacity (other than the Company) any document reviewed by us, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Company to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Davis Graham & Stubbs LLP  ∎  1550 17th Street, Suite 500  ∎  Denver, CO 80202  ∎  303.892.9400  ∎  fax 303.893.1379  ∎  dgslaw.com

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that the Shares, when and to the extent issued and paid for in the manner described in the Registration Statement and the Prospectus and in accordance with the terms of the Distribution Agreement and the resolutions adopted by the Board of Directors of the Company and the Pricing Committee thereof with respect to the aggregate number of Shares to be sold and the pricing terms thereof, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Colorado. Our examination of matters of law in connection with the opinions set forth below has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law. We express no opinion with respect to the laws of any other jurisdiction or of any other law of the State of Delaware.

This opinion is given as of the date hereof and we have no obligation to update this opinion to take into account any change in applicable law or facts that may occur after the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K filed by the Company on the date hereof and to be named in the Prospectus as the attorneys who will pass upon legal matters in connection with the issuance of the Shares. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DAVIS GRAHAM & STUBBS LLP
DAVIS GRAHAM & STUBBS LLP

2